LOAN AGREEMENT
                                --------------

        THIS LOAN AGREEMENT, is entered into this 18th day of May, 1994, by and between P.T.C. BANCORP, INC., an Indiana corporation, having its principal office located at the junction of State Road 101 and Reservoir Hill Road, Brookville, Indiana 47012, (hereinafter referred to as ("Debtor") and NATIONAL CITY BANK, INDIANA, a national banking association, having its principal offices at 101 West Washington Street, Indianapolis, Indiana 46255 (hereinafter referred to as "Bank").


                                 WITNESSETH:

        WHEREAS, Debtor is engaged in business as a bank holding company; and WHEREAS, Debtor desires to obtain from Bank a Two Million Six Hundred Thousand ($2,600,000.00) secured term loan (the "Loan") to refinance the balance of an existing short term loan from Bank to Debtor Such funds were used to refinance the balance of a loan from Fifth-Third Bank and to provide capital funds for Debtor's Subsidiary bank; and

        WHEREAS, Bank is willing to provide said financing subject to the terms and conditions of this Agreement.

        NOW, THEREFORE, in consideration of these premises and the undertakings of the parties hereto, Debtor and Bank hereby agree as follows:

        1. Definitions. Definitions of certain of the terms used in this Agreement are set out as follows:

                (a) "Bank Debt" shall mean Debt payable to Bank, whether initially payable to Bank or acquired by Bank by purchase, pledge or otherwise and whether assigned to or participated to or from Bank in whole or in part.

                (b) "Cash Flow" shall mean net income plus depreciation, amortization, interest expense, and income taxes.

                (c) "Debt" shall mean collectively, all monetary liabilities, and any charges or expenses incurred in connection therewith, now or hereafter owing by the

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                        Person or Persons in question, including, without
                        limitation, every such liability whether owing by such Person or one (1) of such Persons alone or jointly, severally or jointly and severally, whether owing absolutely or contingently, or directly or indirectly, and whether created by loan, overdraft, guaranty or other contract or quasi-contract, tort, statute or other operation of law .

                (d) "Federal Funds Rate" shall mean a floating rate per annum equal to the Federal Funds Rate plus fifty (50) basis points.

                (e) "LIBOR Rate" shall mean that rate of interest as quoted by Bank which shall be based upon the rate offered to Bank through leading banks in the London Interbank Market for U.S. Dollar deposits on immediately available funds for the interest rate period elected by Borrower plus the cost of any reserve requirements that may be imposed upon Bank for such deposits if Bank elects to match funds.

                (f)     "Nonperforming Assets" shall mean the aggregate sum of
                        (i) Loans that are past due ninety (90) days or more, plus (ii) Non accrual loans, plus (iii) Other Real Estate Owned, as reported in the quarterly Call Reports of Bank Subsidiary.

                (g) "Obligor" shall mean any person who is or shall become obligated or whose property is or shall serve as collateral for the payment of Debtor's Bank Debt or any part thereof in any manner and, in addition to Debtor, includes, without limitation, any maker, endorser, guarantor, subordinating creditor, assignor, pledgor, mortgagor or hypothecator of property.

                (h) "Person" shall mean a natural person or entity of any kind, including, without limitation, any corporation, partnership, trust, governmental body or any other form of entity.

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

                (i) "Primary Capital " shall mean the aggregate sum of (i) Total equity, plus (ii) Loan loss reserve, as reported in the quarterly Call Reports of Bank Subsidiary.

                (j) "Prime Rate" shall mean the fluctuating rate of interest which is publicly announced from time to time by Bank at its principal place of business as being its "prime rate" or "base rate" thereafter in effect, with each change in the Prime Rate automatically, immediately and without notice changing the fluctuating interest rate thereafter applicable hereunder, it being agreed that the Prime Rate is not necessarily the lowest rate of interest then available from Bank on fluctuating rate loans.

                (k) "Reference Rate" shall mean the rate in effect on any given day that is the higher of either
                        (a) Bank's Prime Rate or (b) Federal Funds Rate.

                (l) "Related Writing" shall mean a writing of any form or substance signed by any Obligor (whether as principal or agent) or by any attorney, accountant or other representative of any Obligor and received by Bank in respect of Debtor's Bank Debt or any part thereof, including, without limitation, any credit application, credit agreement, reimbursement agreement, financial statement, promissory note, guaranty, indenture, mortgage, security agreement, certificate, opinion or any similar writing, but shall not include any commitment letter issued by Bank, without regard to whether Debtor or any other Person signed or acknowledged receipt thereof.

                (m) "Return on Assets" shall mean (i) Net Income divided by (ii) Total Assets, as reported in the quarterly Call Reports of Bank Subsidiary.

                (n) "Underperforming Loans" shall mean the aggregate sum of (i) Non Accrual Loans, plus (ii) Loans that are past due ninety (90) days or more, as reported in the quarterly Call Reports of Bank Subsidiary.


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

        Other Definitions: Rules of Construction. Terms defined in this Section, as well as terms defined throughout this Agreement, shall include both the singular and plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with generally accepted accounting principles unless such principles are inconsistent with the express requirements of this Agreement.

        2. Term Loan. Bank shall, subject to the terms and conditions of this Agreement, allow Debtor to refinance the outstanding balance of its existing term loan from Bank under a secured term loan in the principal amount of Two Million Six Hundred Thousand and No/100 Dollars ($2,600,000.00) (the "Loan"). The Loan shall bear interest at a fluctuating rate (based upon a 360-day year and the actual number of days elapsed) equal to the Reference Rate. At the Debtor's option from time to time during the term of the Loan, the balance of the Loan may bear interest at a fixed rate per annum (based upon a 360-day year and the actual number of days elapsed) equal to the LIBOR Rate plus 185 basis points for periods of thirty (30), sixty (60), ninety
(90), one hundred twenty (120), or one hundred eighty (180) days, as Debtor elects. Debtor must confirm the election of any option in writing which must be received by Bank at least one (1) Business Day before the elected effective date. Such writing shall contain all necessary details of the elected option and shall be signed by a duly authorized officer of Debtor. Once elected, a fixed rate option shall be irrevocable and may not be prepaid. Unless otherwise duly elected, advances bearing interest at a fixed rate option shall automatically convert to bearing interest at the Reference Rate upon expiration of the elected interest period. Debtor shall pay an initial principal payment in the amount of Seven Hundred Fifty Thousand and No/l00 Dollars ($750,000.00) on September 30, 1994. The remaining principal balance of the Loan shall be repaid in equal quarterly installments of principal, each in the amount of Ninety-Two Thousand Five Hundred and No/100 Dollars ($92,500.00), plus accrued interest, commencing December 31, 1994, and continuing to be due and payable on the last day of each calendar quarter thereafter until September 30, 1999, when the total outstanding balance of unpaid principal, accrued interest, and charges provided for herein shall become due and payable.

The Loan shall be evidenced by a Commercial Installment Note (the "Loan Note") in the form attached hereto as Exhibit "A", the terms of which are incorporated herein. The account records of Bank shall be a prima facie evidence of transactions between Debtor and Bank for the purpose of the Loan.

        3. Collateral. The Loan granted hereunder and the performance of all liabilities and covenants of Debtor in favor of Bank shall be secured, and a first lien is hereby granted to Bank in on hundred percent (100%) of the issued and outstanding shared of stock (the "Stock") of People's Trust Company, Brookville, Indiana, an Indiana state bank, (the "Bank Subsidiary"), pursuant to a Pledge Agreement, of even date herewith, the form of which is attached hereto as Exhibit "B", the terms of which are incorporated herein.

        4. Conditions Precedent. The following shall be conditions precedent to the advancement of any portion of the Loan by Bank to Debtor:


                (a) Debtor shall execute and deliver, or cause to be delivered to Bank the Note, Pledge-Agreement, and other documents required hereunder;

                (b) Debtor shall furnish to Bank evidence, satisfactory to Bank, that there are no other liens or encumbrances of any kind upon the collateral pledged by Debtor to Bank hereunder;

                (c) Debtor shall furnish to Bank certified copies of resolutions of the Board of Directors of Debtor approving and authorizing the borrowings from Bank and the execution and delivery of all documents in connection therewith;

                (d) Debtor shall furnish or cause to be furnished to Bank a copy of Debtor's and Bank Subsidiary's respective Articles of Incorporation, and its By-Laws, with all amendments thereto, and a Certificate of Existence, currently certified respectively by their respective corporate secretaries and the Secretary of State of Indiana;

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

                (e) Debtor shall furnish to Bank a certificate of incumbency for Debtor's officers together with specimen signatures thereof;

                (f) Debtor shall furnish to Bank upon request a certification that the warranties and representations set forth in this Agreement are true and correct and that there has been full compliance with the covenants set forth in this Agreement;

                (g) Debtor shall furnish to Bank an opinion of Debtor's counsel, which is acceptable to Bank and its counsel, to the effect that:

                        (i) Debtor and Bank Subsidiary are a bank holding corporation and a state banking corporation, respectively, duly organized, validly existing and in good standing under the laws of the State of Indiana and have the power, authority and necessary licenses to carry on their respective businesses as now conducted or proposed to be conducted;

                       (ii) This Agreement and all documents and instruments required hereunder or in connection herewith have been duly authorized by all corporate action necessary on the part of Debtor and have been executed and delivered by the duly authorized officers of Debtor, and such instruments constitute legal, valid and binding instruments in accordance with their terms;

                      (iii) There is no material litigation or proceeding pending, or, to the knowledge of counsel, threatened against or otherwise affecting Debtor, Bank Subsidiary, or any of their respective properties or assets before any court or before or by any governmental agency; and

                       (iv) Neither the execution nor the consummation of the transactions contemplated by this Agreement nor compliance with the terms and provisions of the other documents referred to above conflict with, result in a breach of or constitute a default under, the terms, conditions or provisions of the Articles of Incorporation of Debtor or Bank Subsidiary, any material contract or agreement of either Debtor or Bank Subsidiary, or any law, regulation, order, writ, injunction or decree of any court or governmental instrumentality having jurisdiction;

                (h) Debtor shall furnish evidence to Bank, in form and substance acceptable to Bank, that Debtor and Bank Subsidiary are properly and adequately insured against all risks and liabilities for which they can reasonably be insured and for which companies in similar businesses are insured. Such evidence shall include but not be limited to, certificates of insurance or certified insurance binders, or originals or certified copies of insurance policies;

                (l) Before being required to make any advance hereunder, Bank may require Debtor to submit to Bank such evidence and information to enable Bank to determine, to Bank's satisfaction that: (1) there has been no material deterioration of Debtor's financial position since the execution of this Agreement and (2) that Debtor has the financial capacity and is otherwise able to repay all amounts owing or to be owed by Debtor hereunder in accordance with the terms herein.

        All documents required to be executed and delivered under this paragraph shall be satisfactory in form and substance to Bank and its counsel. Any of the foregoing conditions may be waived by Bank at the time of any advancement. In addition to all of the terms and conditions to be performed by Debtor under this Agreement, Debtor shall deliver or cause to be delivered to Bank such other documents as may from time to time be required by Bank to carry out the terms and provisions of this Agreement.

        5. Representations and Warranties. Debtor represents and warrants to Bank that:

                (a) Debtor and Bank Subsidiary are a bank holding corporation and a state banking corporation, respectively, duly organized, validly existing and in good standing under the laws of the State of Indiana and has full corporate power under their respective Articles of Incorporation, as amended, under all applicable provisions of the law to procure the Loan, grant the security interests and to consummate all transactions connected with the Loan;

                (b) Debtor and Bank Subsidiary have full corporate power and authority to conduct business in the State of Indiana;

                (c) The procurement of the Loan and the consummation of all transactions connected with the Loan have been duly authorized by all necessary corporate action on the part of the Debtor;

                (d) All required federal, state and other tax returns have been filed by Debtor and Bank Subsidiary, and the taxes in connection therewith paid to date and no additional taxes or assessments have been asserted or are anticipated;

                (e) There is no material litigation or proceeding pending, or to the knowledge of Debtor, threatened against or otherwise affecting Debtor, the Bank Subsidiary, or any of their respective properties or assets before any court or before or by any governmental agency;

                (f) The Stock is now solely owned by Debtor and is not subject to any prior liens, security interests, encumbrances or restrictions on transfer or assignment;

                (g) All information heretofore furnished to Bank by Debtor is true, accurate and correct;

                (h) There are no governmental authorizations, permits, certificates, licenses, filings, registrations, approvals or consents which must be obtained, received or made by Debtor for Debtor lawfully to (i) make, execute and deliver this Agreement; (ii) perform all of Debtor's obligations under this Agreement; or (iii) conduct Debtor's business as contemplated hereunder;

                (i) Neither Debtor nor Bank Subsidiary are in material violation of any local, state or federal law including but not Limited to any health, labor or environmental rules or regulations, and neither Debtor nor Bank Subsidiary own any property which has been previously used as a landfill, dump or disposal site for garbage or refuse or for activities involving, directly or indirectly, the generation, treatment, or disposal of any Hazardous Materials;

                (j) Debtor is in material compliance with the Employee Retirement Income Security Act of 1974 ("ERISA") insofar as such Act applies. No condition exists or event or transaction has occurred in connection with any plan, as defined in Section 3 of ERISA, maintained by the Debtor, which could result in the incurrence of any material liability, fine or penalty to the Debtor for any such unfunded pension plan;

                (k) Debtor is not now engaged principally, or as one of Debtor's important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the



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

                        Board of Governors of the Federal Reserve System). No part of the proceeds of the Credit and/or Loan hereunder have been or will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. If requested by Bank, Debtor will furnish to Bank a statement in conformity with the requirements of Federal Reserve Form U-1. No part of the proceeds of the Loan have been or will be used for purpose that violates, or which is inconsistent with the provisions of Regulations G, U or X of said Board of Governors; and

                (l) Debtor further warrants to Bank that (a) none of the written statements, representations or warranties furnished by Debtor to Bank in connection with this Agreement contains or will contain any untrue statement or omits or will omit a material fact necessary to make the statements contained therein or herein, in light of the circumstances when made, misleading; and (b) there is no fact which Debtor has not disclosed to Bank which materially affects adversely, or as far as Debtor presently can foresee, will have a material adverse effect on the properties, business, or condition (financial or otherwise) of Debtor or the ability of Debtor to fully perform Debtor's obligations under this Agreement.

        All representations and warranties made by Debtor under or in connection with this Agreement or in any other document delivered by Debtor to Bank in connection with this Agreement shall survive the making of the Loan and issuance and delivery of the Note to the Bank, notwithstanding any investigation made by Bank or on Bank's behalf. All statements contained in any certificate or financial statement delivered by Debtor to Bank under his Agreement shall constitute representations and warranties made by Debtor hereunder.

        6. Covenants. Debtor covenants to Bank that so long as the Loan shall remain unpaid Debtor will:

                (a) Promptly pay and discharge all taxes, assessments and governmental charges which may be lawfully levied) imposed or assessed upon Debtor, the Bank Subsidiary, or their respective properties, assets, income or profits; provided, however, that they shall have the right to contest in good faith any such tax, assessment) charge or levy by appropriate proceeding after providing adequate reserves therefor;

                (b) Keep accurate and complete books and records and maintain the same at Debtor's principal offices;

                (c) Furnish Bank with the following financial statements and other information at the following times:

                        (i) As soon as available and in any event within thirty (30) days after the end of each calendar quarter, one (1) copy of the consolidated balance sheet and statements of income and retained earnings of Debtor as of and for each such period, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, and certified by a financial officer of Debtor and which is otherwise in a form acceptable to Bank;

                       (ii) As soon as available and in any event within thirty (30) days after the end of each calendar quarter, one (1) copy of a Sensitivity Analysis on Bank Subsidiary, certified by a financial officer of Debtor and which is otherwise in a form acceptable to Bank,



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

                      (iii) As soon as available and in any event within thirty (30) days after the end of each calendar quarter, one (1) copy of the quarterly Call Report of Bank Subsidiary, as reported to the Federal Financial Institutions Examinations Council, certified by a financial officer of Bank Subsidiary, and which is otherwise in a form acceptable to Bank,

                       (iv) As soon as available and in any event no less than semi-annually, one (1) copy of the current FRY9SP of Debtor, as reported to the Federal Reserve Bank of Chicago for parent company only financial statements for bank holding companies with total consolidated assets of less than One Hundred Fifty Million and No/100 Dollars ($150,000,000.00),
                                certified by a financial officer of Debtor, and which is otherwise in a form acceptable to Bank,

                        (v) As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year, one (1) copy of the annual consolidated and consolidating balance sheet and statements of income and retained earnings of Debtor and Bank Subsidiary, as of and for the year then ended, all in reasonable detail, including a statement of contingent liabilities, and stating in comparative form the figures for the corresponding date and period in the previous fiscal year plus a statement of cash flows, audited by an independent certified public accountant selected by Debtor and Bank Subsidiary, which is otherwise in a form acceptable to Bank;

                       (vi) As soon as available, one (1) copy of all reports submitted to Debtor's shareholders or any governmental agency;

                      (vii) Immediately upon the occurrence of any event of default or event which upon the lapse of time may become an event of default under this Agreement, a certificate of Debtor stating the specific nature of the default, the Debtor's intended actions to cure such default and the time period in which such cure is to occur;

                     (viii) From time to time upon request by Bank, as Bank may require, such further information regarding the business affairs and financial condition of Debtor or Bank Subsidiary, including, but not limited to, accounting and management recommendations and certificates of no default under the Loan by the independent certified public accountant selected by Debtor and acceptable to Bank.

                (e) Permit any authorized representative of Bank and its attorneys and accountants to inspect, examine and make copies and extracts of the books of account, records and inventory of Debtor or Bank Subsidiary at reasonable times during normal business hours, including, but not limited to, periodic field examinations by Bank accounting staff, the reasonable expense of which shall be reimbursed to Bank by Debtor;

                (f) Defend and give prompt written notice to Bank of any process or action taken or pending whereby a third party is claiming any money damages or any interest in the assets of Debtor or Bank Subsidiary which in a total aggregate amount exceeds Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00);

                (g) Insure and keep insured by fire and extended coverage and valuable papers coverage the assets of Debtor in an amount at least equal to the full value thereof against loss by fire and other risks customarily insured against by companies engaged in similar business, including but not limited to comprehensive property and casualty, public liability and workmen's compensation insurance, with insurance companies acceptable to Bank, which shall be in amounts and under coverages acceptable to Bank. Debtor shall furnish evidence of such insurance coverage;

                (h) Maintain its corporate existence in good standing in the State of Indiana;

                (i) Maintain on a consolidated basis the ratio of (i) Cash Flow to (ii) annual principal payments, interest expense, and dividends of no less than 1.25:1;

                (j) Bank Subsidiary shall maintain a minimum Loan Loss Reserve to Underperforming Loan ratio of 1.2:1;

                (k) Bank Subsidiary shall maintain a minimum Loan Loss Reserve to Total Loans ratio of .01:1;

                (l) Bank Subsidiary shall maintain a minimum Primary Capital to Assets Ratio 0.07:1;

                (m) Bank Subsidiary shall maintain a minimum Return on Assets ratio of 0.80:1;

                (n) Bank Subsidiary shall maintain a maximum Nonperforming Assets to Total Loans plus Other Real Estate Owned
                        (OREO) ratio of 1.50:1;

                (o) Bank Subsidiary shall maintain maximum Commercial Real Estate Loans to Total Loans ratio of 0.3:1;

                (p) Maintain Debtor and Subsidiary in compliance with all local, state and federal laws, including but not limited to, all environmental, health, labor, and banking rules and regulations.

        7. Negative Covenants. In addition, Debtor covenants to Bank that so by Loan shall remain unpaid it will not nor will Debtor allow Bank Subsidiary to, without prior written consent of Bank:

                (a) Create or permit to exist any mortgage, pledge, security interest, title retention device or other encumbrance on any property, rights or assets owned or hereafter acquired by Debtor except for liens of taxes and assessments not delinquent or contested in good faith, those liens incurred in the ordinary course of banking and the security held by Bank;

                (b) Incur or permit to exist any indebtedness for borrowed money or otherwise on a deferred payment basis to any other lender;

                (c) Enter into any consolidation or merger with any other corporation or sell or lease all or any substantial part of its property;

                (d) Assume, guarantee or otherwise become liable as a guarantor or surety for the obligations of any person, firm, corporation or any other entity, except as required in the ordinary course of banking;

                (e) Remove any of Debtor's present executive officers from the management of Debtor's affairs without prior written notice to Bank;

                (f) Allow an event to occur or permit a condition to exist which has or could have a materially adverse effect upon the financial condition of Debtor or Debtor's ability to repay the obligation when due;

                (g) Use any funds borrowed hereunder for any purpose other than bona fide corporate purposes of Debtor in the ordinary course of its current business practices; and

                (h) Make any changes in the scope or nature of Debtor's business activities.

        8. Default. The occurrence of any of the following shall constitute an event of default (an "Event of Default") hereunder; (a) Debtor's Bank Debt or any part thereof shall not be paid in full promptly when due (whether by lapse of time, acceleration of maturity or otherwise); (b) any Obligor shall die or be dissolved; (c) any representation or warranty made by any Obligor in this Agreement or any Related Writing shall be false or erroneous in any material respect; (d) any Obligor shall fail or omit to perform or observe any agreement made by that Obligor in this Agreement or any Related Writing; if not cured within 30 days of obligor's discovery thereof (e) a judgment shall be entered against any Obligor in any court of record; (f) any deposit account of any Obligor is attached or levied upon; (g) any voluntary petition by or involuntary petition against any Obligor shall be filed pursuant to any chapter of any bankruptcy code or any Qbligor shall make an assignment for the benefit of creditors, or there shall be any other marshaling of the assets and liabilities of any Obligor for the benefit of the Obligor's creditors; (h) any Obligor enters into any merger or consolidation or sells, leases or otherwise disposes of all or substantially all of such Obligor's assets in any manner other than in the ordinary course of business; or (i) any Obligor's Bank Debt or any part thereof shall not be paid in frill immediately when due (whether by lapse of time, acceleration of maturity or otherwise). Upon the occurrence of an Event of Default, Bank may, in its sole discretion, declare any and all flank Debt to be due and payable and, if applicable, that Debtor no longer be permitted to obtain advances; and all principal of and interest shall thereupon become immediately payable in frill, without any presentment, demand or notice of any kind, which Debtor hereby waives. Debtor will pay to Bank all costs and expenses of collection of this Bank Debt, including, without limitation, attorneys' fees.

        9. Indemnification. Debtor agrees to indemnify Bank against any losses, liabilities, fines, costs, charges, damages, injuries, penalties, expenses and claims of any nature whatsoever (including response costs) paid, incurred or suffered by Bank as a result of any environmental liability in connection with this Agreement including but not limited to, any and all environmental liability from the presence, disposal or release of Hazardous Materials on or from Debtor's property, and all costs and expenses incurred by Bank in anticipation of foreclosure for environmental assessment and testing of Debtor's property. Further, Debtor hereby agrees to cooperate with the Bank and give Bank access to Debtor's property during normal business hours to conduct such environmental assessment and testing that Bank deems reasonably necessary, and should there be a spill or other environmental problem or occurrence arising in connection with Debtor's property, Debtor shall (1) conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials on, from, or affecting the property occupied, (a) to the satisfaction of Bank and
(b) in accordance with the orders and directives of all federal, state, and local governmental authorities, and (2) defend, indemnify, and hold harmless Bank, its employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise; arising out of or in any way related to (a) the presence, disposal release, or threatened release of Hazardous Materials which are on, from or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (d) any violations of laws, orders, regulations, requirements, or demand of government authorities, or any policies or requirements of Bank, which are based upon or in any way related to such Hazardous Materials.

        10. General. No waiver by Bank of any requirement or of the breach of any term, condition, warranty, representation, covenant or agreement contained herein or in the documents delivered pursuant to this Agreement shall be considered as a waiver of the same in the future or any other requirement or default and no delay or omission by Bank in exercising any right or remedy hereunder shall impair any such right or remedy or be construed as a waiver of any default. Any modification of or amendment of this Agreement shall be ineffective unless in writing and signed by the duly authorized officers of Debtor and Bank. Any notices required hereunder shall be deemed sufficient when mailed, first class with postage prepaid, to Debtor and Bank (at its Corporate



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

Banking Department) at the address first above written or to such other address as either Debtor or Bank may from time to time specify by written notice to the other. Debtor and Bank severally, each for itself, acknowledges and agrees that, except as expressly provided herein with respect to Debtor's obligations to maintain depository account(s) (if any) with Bank, the extension(s) of credit provided for herein are neither conditioned upon nor have the interest rates and fees therefor been set based upon Debtor's agreement to purchase any other product or service from Bank. Further, Debtor and Bank severally, each for itself, acknowledges and agrees that Bank has not offered these extension(s) of credit or offered to reduce the interest rate(s) or fee(s) therefor except as provided herein.

        11. Entire Agreement and Severability. This Agreement contains the entire understanding between and among the parties hereto and supersedes any prior understandings and agreements between or among them respecting the subject matter of this Agreement. The invalidity or unenforceability of any provision of this Agreement in a particular respect shall not affect the validity or enforceability of any other provisions of this Agreement or of the same provision in any other respect, and all other provisions or terms of this Agreement shall remain in full force and effect and shall be enforceable as if the unenforceable or invalid provision or term had never been a part hereof.

        12. Successors and Assigns. The covenants, representations, warranties and provisions herein set forth shall be binding upon Debtor and Debtor's successors and assigns; however, because Bank has entered into this Agreement in reliance upon Debtor and its present shareholders, officers and directors, any transfer, assignment or alienation (except to Bank) of any rights of Debtor hereunder or of any right or interest in Debtor shall not be effective without the prior written consent of Bank.

        16. Jurisdiction Venue and Law. This Agreement and the Related Writings executed in association herewith, and the rights and obligations of the parties hereunder and thereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Indiana without regard to any conflict of laws provisions. The Debtor hereby irrevocably and



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

unconditionally: (a) submits for itself and its respective property in any legal action or proceeding commenced by Bank relating to this Agreement or any security interest hereto, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of Indiana, the courts of the United States of America for the Southern District of Indiana, and appellate courts from any thereof; (b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that the service of process any such action or proceeding may be effected by mailing a copy thereof by registered or certified mall (or any substantially similar form of mail), postage prepaid, to the Debtor at its address set forth above or at such other address of which Bank has been notified in writing; and (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

        13. Jury Trial Waiver. IN ORDER TO AVOID DELAYS AND MINIMIZE EXPENSE, BANK AND DEBTOR EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED WRITING OR ANY AMENDMENT THERETO, WHETHER NOW EXISTING OR HEREINAFTER ARISING AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, AND EACH PARTY HEREBY AGREES AND CONSENTS TRAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND A COPY OF THIS AGREEMENT MAY BE FILED WITH ANY COURT AS EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.




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

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and in the year first above written.


                                        P.T.C. BANCORP, INC.


                                        By: /s/ JAMES L. SANER
                                            -------------------------
                                            James L. Saner
                                            President


                                        NATIONAL CITY BANK, INDIANA


                                        By:
                                            -------------------------
                                            Brent A. Holmes
                                            Vice President

























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